UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2013

ALON USA PARTNERS, LP
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35742 (Commission File Number)	46-0810241 (IRS Employer Identification No.)

12700 Park Central Dr., Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 23, 2013, Alon USA, LP (“Alon USA LP”), a subsidiary of Alon USA Partners, LP (the “Partnership”), entered into a Second Amended Revolving Credit Agreement (the “New Alon USA LP Credit Facility”), by and among Alon USA LP, the financial institutions from time to time a party thereto (the “Lenders”), Israel Discount Bank of New York as administrative agent, co-arranger and collateral agent, and Bank Leumi USA, as co-arranger for the Lenders. The New Alon USA LP Credit Facility amended and restates that certain Amended Revolving Credit Agreement, dated June 22, 2006 (as previously amended, the “Old Alon USA LP Credit Facility”). No material terms of the Old Alon USA LP Credit Facility were modified by the New Alon USA LP Credit Facility.

The New Alon USA LP Credit Facility has a $240.0 million capacity and will mature in March 2016. The New Alon USA LP Credit Facility can be used both for borrowings and the issuance of letters of credit subject to a limit of the lesser of the facility amount or the borrowing base amount under the facility.

Borrowings under the New Alon USA LP Credit Facility bear interest at the Eurodollar rate plus 3.50% per annum, subject to an overall minimum interest rate of 4.00%.

The New Alon USA LP Credit Facility is secured by (i) a first lien on cash, accounts receivables, inventories and related assets of the Partnership, Alon USA Energy, Inc. (“Alon Energy”) and their subsidiaries and (ii) a second lien on fixed assets and other specified property or the Partnership, Alon Energy and their subsidiaries, in each case, excluding those of Alon Paramount Holdings, Inc. and its subsidiaries other than Alon Pipeline Logistics, LLC, the subsidiaries established in conjunction with Alon Energy's Krotz Springs refinery acquisition, the subsidiaries established in conjunction with Alon Energy's Bakersfield refinery acquisition and Alon Energy's retail subsidiaries.

The New Alon USA LP Credit Facility contains certain restrictive covenants including maintenance financial covenants.
The foregoing description is qualified in its entirety by reference to the full text of the New Alon USA LP Credit Facility, which is filed as Exhibit 10.1 to this Form 8-K and incorporated in this Item 1.01 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alon USA Partners, LP
		By:	Alon USA Partners GP, LLC
its general partner

Date:	May 23, 2013	By:	/s/ Shai Even
Shai Even
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1
Second Amended Revolving Credit Agreement, dated as of May 23, 2013, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein.